                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 22, 2002
                                                         ----------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                    1-4174              73-0569878
            --------                ---------------     -------------------
          (State or other             (Commission       (I.R.S. Employer
          jurisdiction of            File Number)         Identification No.)
          incorporation)



                  One Williams Center, Tulsa, Oklahoma         74172
                  ------------------------------------       ---------
                (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.    Other Events.

           The Williams Companies, Inc. (NYSE:WMB) reported on April 22, 2002, that it is prepared for the bankruptcy filing of its former telecommunications subsidiary and already has mitigated the impact to Williams' shareholders through actions related to Williams Communications Group, Inc.'s (OTC:WCGR) structured notes and a network lease obligation.

           Currently, the recorded carrying value of these WCGR obligations to Williams is approximately $455 million (written down from $2.3 billion). Additionally, WCGR has an obligation to Williams for the lease of its headquarters building and certain other assets such as airplanes, furniture and fixtures. Williams' current carrying amount of this receivable is $154 million. Williams is assessing whether additional non-cash write-downs will be necessary based on its evaluation of WCGR's current prospects and the details of WCGR's bankruptcy filing.

Item 7.    Financial Statements and Exhibits.

           Williams files the following exhibit as part of this report:

           Exhibit 99.1 Copy of Williams' press release dated April 22, 2002, publicly announcing the matters reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE WILLIAMS COMPANIES, INC.


Date: April 25, 2002                               /s/ Suzanne H. Costin
                                          --------------------------------------
                                          Name:    Suzanne H. Costin
                                          Title:   Corporate Secretary

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
99.1     Copy of Williams' press release dated April 22, 2002, publicly announcing the matters reported herein.